Exhibit 10.2

SFBC INTERNATIONAL, INC.

2004 ACQUISITION STOCK OPTION PLAN

1.

Purpose and Eligibility.  SFBC International, Inc. (the “Company”) has entered into an agreement whereby it will merge with PharmaNet, Inc., and PharmaNet, Inc. shall become a wholly-owned subsidiary of the Company (the “Merger”).  In connection with the Merger, certain employees of PharmaNet (as defined below) are entitled to nonqualified options to purchase shares of common stock (the “Common Stock”) of the Company (“Options”) (i) in exchange for their existing PharmaNet options (ii) in connection with their purchase of a specified percentage of Common Stock, and/or (iii) pursuant to the execution of employment agreements with the Company and its Related Corporations (as defined below), and the Board has granted to such employees of PharmaNet options to purchase shares of Common Stock under this 2004 Acquisition Stock Option Plan (the “Plan”).  This Plan is intended to advance the interests of the Company by setting forth the terms and conditions upon which such options would be granted to such PharmaNet employees and to encourage such employees to remain in the employ of PharmaNet and the Related Corporations by creating incentives and rewards for employees’ contributions to the success of the Company, PharmaNet and other Related Corporations. No Options granted hereunder shall qualify as incentive stock options under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).  No Options may be granted under this Plan following the grant of Options in connection with the Merger (as described in this Section 1).

For purposes of the Plan, the term “PharmaNet” shall mean PharmaNet, Inc. or any entity, including a corporation, which is a subsidiary of PharmaNet, Inc. within the meaning of Section 424(f) of the Code.

For purposes of the Plan, the term “Related Corporations” shall mean the Company or any entity, including a corporation, which is a subsidiary of the Company within the meaning of Section 424(f) of the Code.

This Plan is intended to comply in all respects with Rule 16b-3 and its successor rules (collectively, “Rule 16b-3”) as promulgated under Section 16(b) of the Securities Exchange Act of 1934 (“Exchange Act”) for participants who are subject to Section 16 of the Exchange Act.  To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Plan administrators. Provided, however, such exercise of discretion by the Plan administrators shall not interfere with the contract rights of any grantee.  In the event that any interpretation or construction of the Plan is required, it shall be interpreted and construed in order to ensure, to the maximum extent permissible by law, that such grantee does not violate the short-swing profit provisions of Section 16(b) of the Exchange Act and that any exemption available under Rule 16b-3 thereunder or other rule is available.

2.

Administration of the Plan.

(a)

The Plan may be administered by the entire board of directors of the Company (the “Board”) or by a committee as defined below (the “Committee”).  If the Company is subject to the provisions of the Exchange Act, the Committee shall consist of two or more members of the Board, each of whom shall be both an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3.  Once appointed, such Committee shall continue to serve until otherwise directed by the Board.  A majority of the members of any such Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting.  Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members. The Committee shall have the authority to interpret the Plan and promulgate and rescind rules and regulations relating to it.

The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive unless otherwise determined by the Board.  The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.

No members of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.  No member of the Committee or the Board shall be liable for any act or omission of any other member of the Committee or the Board or for any act or omission on his or her own part, including but not limited to the exercise of any power and discretion given to him or her under the Plan, except those resulting from his or her own gross negligence or willful misconduct.

(b)

The Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine.  All references in this Plan to the Committee shall mean the Board if no Committee has been appointed.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused or remove all members of the Committee and thereafter directly administer the Plan.

(c)

In addition to such other rights of indemnification as he may have as a member of the Board, and with respect to administration of the Plan and the granting of Options under it, each member of the Board and of the Committee shall be entitled without further act on his or her part to indemnification from the Company for all expenses (including advances of litigation expenses, the amount of judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by him or her in connection with or arising out of any action, suit or proceeding, including any appeal thereof, with respect to the administration of the Plan (or the granting of Options thereunder) in which he may be involved by reason of his or her being or having been a member of the Board or the Committee, whether or not he continues to be such member of the Board or the Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall not include any expenses incurred by such member of the Board or the Committee (i) in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to have been guilty of or liable for gross negligence or willful misconduct in the performance of his or her duties as a member of the Board or the Committee;  (ii) in respect of any matter in which any settlement is effected to an amount in excess of the amount approved by the Company on the advice of its legal counsel or (iii) arising from any action in which a person asserts a claim against the Company whether such claim is termed a complaint, counterclaim, cross-claim, third party complaint or otherwise and provided further that no right of indemnification under the provisions set forth herein shall be available to any such member of the Board or the Committee unless within 10 days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense.  The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board or the Committee and shall be in addition to all other rights to which such member of the Board or the Committee would be entitled to as a matter of law, contract or otherwise.  Provided, however, the exception in Section 2(c) (iii) shall not apply to an action for indemnification under circumstances where the Company has failed to provide indemnification to the Board or Committee member which indemnification is required by this Plan.

3.

Common Stock.  The Common Stock subject to Options shall be authorized but unissued shares of Common Stock, par value $0.001, or shares of Common Stock reacquired by the Company in any manner, including purchase, forfeiture or otherwise.  The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 1,500,000, subject to adjustment as provided in Section 12(a) and subject to the limit in the last sentence of the first paragraph of Section 1.

4.

Sale of Shares.  Any shares of the Company’s Common Stock acquired pursuant to Options granted hereunder shall not be sold until at least six months elapse from the effective date of the granting of the Options which is the effective date of the Merger (the “Effective Date”).    Nothing in this Section 4 shall be deemed to reduce the holding period set forth under the applicable securities laws.

5.

Duration of Options.  Subject to earlier termination as provided in this Plan, each Option shall expire on the date specified in the Option Agreement (as defined in Section 10), provided, however, that such Option Agreement must comply with Rule 16b-3 with regard to all Options granted pursuant to the Plan to officers, directors and 10% stockholders of the Company.

6.

Exercise of Options. Each Option granted under the Plan shall be exercisable as follows:

(a)

The Options shall either be fully vested and exercisable from the date of grant or shall vest and become exercisable in such installments as specified in the Option Agreements representing the Options issued under this Plan.

(b)

Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then vested and exercisable and shall remain exercisable until expiration or termination of the Option as provided in the applicable Option Agreement.

7.

Termination of Employment.  Subject to any greater restrictions or limitations as may be imposed by the Committee upon the granting of any Option, if an optionee ceases to be employed by the Company or any Related Corporations other than by reason of death or disability as defined in Section 8, no further installments of Options shall become exercisable, and the Options shall terminate on the day three months after the day of the termination of employment, but in no event later than on their specified expiration dates. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee’s right to re-employment is guaranteed by statute.  A leave of absence with the written approval of the Company’s Board shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence.

8.

Death; Disability.  Subject to any greater restrictions or limitations as may be imposed by the Committee upon the granting of any Option:

(a)

If an optionee ceases to be employed by the Company or any Related Corporations by reason of his or her death, any Option of such employee may be exercised to the extent of the number of shares with respect to which he could have exercised it on the date of his or her death, by the optionee’s estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, at any time prior to the earlier of (i) the Option’s specified expiration date or (ii) three months from the date of the optionee’s death.

(b)

If an optionee ceases to be employed by the Company or any Related Corporations by reason of disability, any Option of such employee may be exercised by such employee, to the extent of the number of shares with respect to which he or she could have exercised the Option on the date of termination of employment, at any time prior to the earlier of (i) the Option’s specified expiration date or (ii) one year from the date of the termination of the optionee’s employment.  For the purposes of the Plan, the term “disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code or successor statute.

9.

Assignment, Transfer or Sale.

(a)

No Option granted under this Plan shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee, each Option shall be exercisable only by the optionee, or the guardian or legal representative of the optionee.

(b)

Notwithstanding the preceding, upon approval of the Committee, any optionee may transfer Options (i) to members of his or her immediate family (i.e. children, grandchildren or spouse), to trusts for the immediate benefit of such family members and to partnerships or limited liability companies in which such family members are the only partners or members, so long as no consideration is received for the transfer or (ii) pursuant to a qualified domestic relations order under Section 414(p)(1)(A) of the Code.

10.

Terms and Conditions of Options.  Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve (the “Option Agreements”).  Such Option Agreements shall conform to the terms and conditions set forth in this Plan and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan including provisions as to forfeiture of Options and profits from the sale of Common Stock.  The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such Option Agreements.  The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such Option Agreements.

11.

Adjustments Upon Certain Events.

(a)

The number of shares of Common Stock covered by each outstanding Option, as well as the price per share of Common Stock (or cash, as applicable) covered by each such outstanding Option, shall be proportionately adjusted for any increases or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

(b)

In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, all Options will terminate immediately prior to the consummation of such proposed action.

(c)

In the event of a merger of the Company with or into another corporation, or a “Change in Control” (as defined below), each outstanding Option shall be assumed (as defined below) or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.  In the event that the successor corporation, or a parent or subsidiary of the successor corporation, refuses to assume or substitute for the Options, the Participants shall fully vest in and have the right to exercise their Options, including shares or cash as to which it would not otherwise be vested or exercisable.  If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Committee shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

For the purposes of this Section 11(c), “Change in Control” means the occurrence of any of the following events:(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For the purposes of this Section 11(c), the Option shall be considered “assumed” if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock).

(d)

No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

12.

Means of Exercising Options.

(a)

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address.  Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the exercise price therefor either (i) in United States dollars by check or wire transfer; or (ii) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option; or (iii) except for officers and directors of the Company, at the discretion of the Committee by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable federal rate, as defined in Section 1274(d) of the Code, or (iv) at the discretion of the Committee, by any combination of (i), (ii) and (iii) above.  The holder of an Option shall not have the rights of a stockholder with respect to the shares covered by his or her Option until the date of issuance of a stock certificate to him or her for such shares.  Except as expressly provided above in Section 11 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

(b)

Each notice of exercise shall, unless the shares of Common Stock are covered by a then current registration statement under the Securities Act of 1933 (the “Act”), contain the holder’s acknowledgment in form and substance satisfactory to the Company that (i) such shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the holder has been advised and understands that (1) the shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (2) the Company is under no obligation to register the shares under the Act or to take any action which would make available to the holder any exemption from such registration, and (iii) such shares may not be transferred without compliance with all applicable federal and state securities laws.  Notwithstanding the above, should the Company be advised by counsel that issuance of shares should be delayed pending registration under federal or state securities laws or the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Option granted hereunder until either such event has occurred.

(c)

Nothing contained in this Plan or any Option Agreements issued pursuant to the Plan shall entitle any optionee to exercise an Option or sell shares of Common Stock in violation of the Company’s written policies relating to trading on the basis of material non-public information.

13.

Term, Termination and Amendment.

(a)

This Plan was adopted by the Board on October 27, 2004.

(b)

This Plan shall terminate on December 31, 2009.   Termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect, except with the written consent of the grantee.

(c)

The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 11 relating to adjustments in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code. Rights under any Options granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the written consent of the grantee.

(d)

The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under the Option shall not be impaired by any such amendment, except with the written consent of the grantee.

14.

Application of Funds.  The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

15.

Governmental Regulations.  The Company’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

16.

Withholding of Additional Income Taxes.  In connection with the exercise of an Option, the Company, in accordance with Section 3402(a) of the Code may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person’s gross income.

To the extent that the Company is required to withhold taxes for federal income tax purposes as provided above, the Company shall have the discretion to determine if any optionee may elect to satisfy such withholding requirement by (i) paying the amount of the required withholding tax to the Company; (ii) delivering to the Company shares of its Common Stock previously owned by the optionee; or (iii) having the Company retain a portion of the shares covered by the Option exercise.  If permitted by the Company, the number of shares to be delivered to or withheld by the Company times the fair market value of such shares shall equal the cash required to be withheld.  To the extent that the participant is authorized to either deliver or have withheld shares of the Company’s Common Stock, the Board, or the Committee, may require him or her to make such election only during a certain period of time as may be necessary to comply with appropriate exemptive procedures regarding the “short-swing” profit provisions of Section 16(b) of the Exchange Act.

17.

Continued Employment.  The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Related Corporation to retain the grantee in the employ of the Company or a Related Corporation, as a member of the Company’s Board or in any other capacity, whichever the case may be.

18.

Governing Law; Construction.  The validity and construction of the Plan and the Option Agreements evidencing Options shall be governed by the laws of the State of Delaware.  In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.